UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2024 (March 5, 2024)

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-39289

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CANOQ	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in a Current Report on Form 8-K filed by the Company on February 5, 2024 (the “Previous 8-K”), on February 4, 2024, Cano Health, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (such subsidiaries, together with the Company, the “Debtors”) commenced filing voluntary petitions (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of the U.S. Code (the “Bankruptcy Code”). The Chapter 11 Cases are being jointly administered under Case No. 24-10164. The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 3.03 Material Modification of Rights of Security Holders.

The information set forth below in Item 7.01 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Bankruptcy Court’s Final Order Pursuant to 11 U.S.C. §§ 362 and 105(a) (I) Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in the Debtors and (II) Granting Related Relief (Docket No. 255) (the “Final NOL Order”) is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Final NOL Order

In connection with the commencement of their Chapter 11 Cases, the Debtors filed a number of motions with the Bankruptcy Court. Among these was a motion to establish certain procedures to protect any potential value of the Company’s net operating loss carryforwards and other tax attributes (the “NOLs,” and such motion, the “NOL Motion”). On February 7, 2024, the Bankruptcy Court entered an order approving the NOL Motion on an interim basis. On March 5, 2024, the Bankruptcy Court entered the Final NOL Order, approving the NOL Motion. All capitalized terms not defined herein have the meanings ascribed to such terms in the Stock Procedures (as defined below and attached hereto as Exhibit 99.2).

The Final NOL Order establishes certain procedures (the “Stock Procedures”) with respect to direct and indirect trading and transfers of shares of the Company’s Class A common stock in order to protect any potential value of the Company’s NOLs for use in connection with the reorganization. As approved, in certain circumstances, the Stock Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a “Substantial Stockholder” of the Company’s Class A common stock. The Debtors may, in consultation with the Ad Hoc First Lien Group and the Official Committee of Unsecured Creditors, waive, in writing, any and all restrictions, stays, and notification procedures set forth in the Stock Procedures. For purposes of the Stock Procedures, a “Substantial Stockholder” is any person or entity (within the meaning of applicable regulations promulgated by the U.S. Department of the Treasury, including certain persons making a coordinated acquisition of stock) that beneficially owns (including Options to acquire and direct or indirect ownership) at least 225,509 shares of Class A common stock (representing approximately 4.75% of all issued and outstanding shares of the Company’s Class A common stock as of the petition date in the Chapter 11 Cases). For the avoidance of doubt, by operation of the definition of beneficial ownership, an owner of an Option to acquire Class A common stock may be treated as the owner of such Class A common stock. Any prohibited acquisition or other transfer of Class A common stock (including directly or indirectly, and Options to acquire beneficial ownership of Class A common stock) will be null and void ab initio and may lead to contempt, compensatory damages, punitive damages, or sanctions being imposed by the Bankruptcy Court.

This same information may also be found at https://www.kccllc.net/CanoHealth, a website administered by Kurtzman Carson Consultants LLC, the Debtors’ Court-approved claims agent, and on the docket of the Chapter 11 Cases, Docket No. 255, which can be accessed via PACER at https://pacer.gov. The information on this website and docket is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

The foregoing summary of the Final NOL Order and the Stock Procedures is qualified in its entirety by reference to the notice of the Final NOL Order (the “Notice of Order”) and the Stock Procedures, respectively, copies of which are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

In addition to the entry of the Final NOL Order, the Bankruptcy Court entered a final order approving the previously disclosed $150 million Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), including the 15% participation fee payable under certain circumstances in equity of the reorganized Debtors to the lenders party thereto.

The material terms of the DIP Credit Agreement were described in Item 1.01 under the heading “The DIP Credit Agreement” in the Current Report on Form 8-K filed by the Company on February 5, 2024 which description is incorporated herein by reference in its entirety. A copy of the DIP Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 7, 2024.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by words such as “will,” “shall,” “may,” “anticipates,” “forecasts,” “plans,” “seeks,” or other words or phrases of similar import. Such statements include, without limitation, statements regarding: (i) the Restructuring Support Agreement between the Company, certain of its direct and indirect subsidiaries and the lenders party thereto, dated as of February 4, 2024 (the “RSA”), the transactions contemplated thereby, and the expected benefits thereof, including that it will enable the Company to substantially reduce its debt and position the Company to achieve long-term success and maximize value; (ii) the Company’s Chapter 11 Cases, including, without limitation, the outcome thereof and the Company’s expectations as to receipt of and timing for the Bankruptcy Court approvals and the timing of its emergence from the proceedings, as well as the expected benefits of the proceedings, such as that they will strengthen the Company’s financial condition, position the Company to advance its ongoing transformation plan that is designed to significantly reduce costs, enhance productivity, and improve cash flow, ensure patients continue to receive high-quality care across medical centers and improve health outcomes for patients at a lower cost; (iii) the availability of liquidity from the Company’s debtor-in-possession financing, including the DIP Credit Agreement, and the various conditions to which such debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control, as well as the Company’s planned uses of such funds, including, without limitation that the new capital will provide sufficient liquidity to support the Company’s ongoing operations throughout the restructuring process; (iv) the Company’s execution of one or more aspects of its Transformation Plan, including the benefits from such activities, including our expectations regarding achieving approximately $290 million of cost reductions by the end of 2024; and (v) the Company’s anticipated performance, operations, financial strength, potential, and prospects for long-term shareholder value creation, anticipated results of operations, including our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results. It is uncertain whether any of the events anticipated by the forward-looking statements will occur, or, if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 and 2024 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, our experiencing delays or difficulties in, and/or unexpected or less than anticipated results from its efforts to (i) successfully pursue the Chapter 11 Cases; (ii) less than expected benefits from the RSA; (iii) less than expected access to liquidity and greater than anticipated costs and expenses; (iv) less than expected cost reductions and/or any of the other expected benefits from its Transformation Plan, such as due to higher than expected costs and charges to achieve one or more aspects of such plan or delays in achieving such benefits; and/or (v) difficulties and/or delays in consummating one or more transactions arising from its pursuit of strategic alternatives. For a detailed discussion of other risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the SEC, including, without limitation, our 2022 Form 10-K and our other SEC filings noted above. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this Current Report on Form 8-K. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Current Report on Form 8-K.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. Holders of shares of the Company’s Class A common stock could experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

99.1	Notice of Order, dated as of March 6, 2024

99.2	Stock Procedures

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANO HEALTH, INC.

March 12, 2024	By:	/s/ Mark D. Kent
Mark D. Kent
Chief Executive Officer